Exhibit 32.1

Certification of Principal Executive Officer

Under Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, in his capacity as the Principal Executive Officer of ZaZa Energy Corporation (the “Company”), that the Annual Report of the Company on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o(d)), as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2015